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                                                                    EXHIBIT 24.1


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Mac Frugal's Bargains * Close-outs Inc.
Dominguez, California:

        We consent to the incorporation by reference in Registration Statement No. 33-43661 on Form S-8 and Registration Statement No. 33-55130 of Mac Frugal's Bargains * Close-outs Inc. on Form S-8 of our report dated March 12, 1996 (except for Note 10, as to which the date is March 21, 1996), appearing in this Annual Report on Form 10-K of Mac Frugal's Bargains * Close-outs Inc. and subsidiaries for the year ended January 28, 1996.


/s/ DELOITTE & TOUCHE LLP


Los Angeles, California
April 26, 1996